Exhibit 10.1

AMENDED AND RESTATED STOCK COMPENSATION PLAN AND POLICY

FOR NON-EMPLOYEE DIRECTORS OF D&E COMMUNICATIONS, INC.

WHEREAS, D&E Communications, Inc. (the "Company") desires to advance the interests of the Company and its stockholders by attracting and retaining highly qualified, non-employee directors;

WHEREAS, the Company desires to promote in its non-employee directors the strongest interest in the successful operation of the Company's business and the fulfillment of their fiduciary duties;

WHEREAS, the Company desires to provide a vehicle to adequately compensate non-employee directors and to enhance accomplishment of the Company's objectives;

WHEREAS, the Board of Directors believes that a Non-Employee Director Compensation Plan and Policy that encourages non-employee directors to choose the option of equity-based compensation is in the best interests of the Company and its respective constituencies;

WHEREAS, the Board of Directors of the Company approved and adopted the components of this 2001 Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc. (as amended and restated hereby, the "Plan") at a duly called and convened meeting held on December 1, 2000;

WHEREAS, subsequent to the initial adoption of the Plan, the Board of Directors of the Company approved and adopted amendments to the Plan to (i) provide that a fixed dollar amount is to be applied to the purchase of shares of the Company's common stock, rather than a fixed number of shares being purchased, and (ii) increase the number of shares available for issuance pursuant to the plan by 85,000 shares, for a total of 100,000 shares; and

WHEREAS, the Plan provides non-employee directors with the opportunity to elect to receive one-half of their annual retainer in the form of shares of the Company's common stock and the Board of Directors wishes to amend and restate the Plan to (i) allow non-employee directors to elect to receive all or any fraction of any fees received as directors in the form of shares of the Company's common stock, (ii) provide for elections to be made in a manner that complies with Rule 10b5-1 under the Securities Exchange Act of 1934 ("Rule 10b5-1") and (iii) make certain other amendments.

NOW, THEREFORE, in consideration for the premises and of the covenants herein contained, it is hereby agreed by the Company as follows:

    Term. This Plan shall take effect as of May 29, 2008, and shall continue in effect until all shares of common stock issuable under the Plan have been issued, or until the Board of Directors, in its sole discretion, amends or terminates this Plan.
    Stock. The Company may issue under this Plan up to an aggregate total of one hundred thousand (100,000) shares of the Company's common stock, par value $.16 per share ("Stock"). Such amount shall be adjusted pursuant to Paragraph 7 of this Plan. The shares of Stock issued under this Plan may be authorized and unissued shares of Stock, authorized shares of Stock issued by the Company and subsequently reacquired by it as treasury stock or shares of Stock purchased in the open market. The Company may, but shall not be required to, issue any fractional shares of Stock under this Plan.
    Eligibility and Participation. All directors of the Company who are not employees of the Company, or of a subsidiary of the Company, are eligible to participate in this Plan.
    Awards.
      On or about the first day of the month subsequent to the annual meeting of the shareholders of the Company during each fiscal year of the Company (a "Commencement Date"), each non-employee director who participates in the Plan shall be entitled to receive shares of the Stock with a value equal to one-half of the annual retainer paid to such director in respect of his or her service as a director of the Company, based on the value of the Stock as set forth in Paragraph 8 below, and subject to opt-out only as provided in Paragraph 5 below. The amount of the annual award may be amended by resolution of the Board of Directors on an annual basis. If a non-employee director is first elected to the Board after the award has been made for a particular year, he or she may receive an award of Stock for such year, provided the number of shares issuable to him or her shall be prorated.
      In addition to the provisions of Paragraph 4(a), a non-employee director may elect to receive shares of the Stock with a value equal to all or any fraction of the other fees received as a director (all fees other than the annual retainer, including fees paid for chairmanship of the Board of Directors or any committee thereof and any attendance fees relating to meetings of the Board of Directors or any committee thereof) based on the value of the Stock as set forth in Paragraph 8 below. The manner of making such election and revocation of such election shall be determined by the Company and its counsel so as to comply with the provisions of Rule 10b5-1 and participants' elections to participate in the Plan may be required to be in a writing which adopts the provisions of Paragraphs 4 and 13 herein as the participants'  "plans" under Rule 10b5-1(c)(1)(i). During each fiscal year, issuance of Stock under this Paragraph 4(b) shall be made quarterly in four issuances, with the first issuance occurring on the applicable Commencement Date and with the remaining three issuances for such fiscal year occurring on the first day of each three-month anniversary of such Commencement Date.
    Opt-Out Provision. Any non-employee director who is a director of the Company on January 1, 2001 may elect, in the manner provided in this Paragraph 5, to receive cash payments in lieu of the shares of stock which otherwise would be awarded to such director under Paragraph 4(a) of this Plan. This election to receive cash in lieu of Stock may be made only one time, by executing and delivering to the Secretary of the Company a written declaration stating that the director does not wish to receive one-half of his or her annual compensation in the form of Stock. Such election may be revoked at any time in the future, but thereafter may not be reinstated.
    Significant Transactions. The grant of shares of Stock under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.
    Adjustments. In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company, the number of shares issuable under this Plan shall be equitably adjusted to reflect the occurrence of such event.
    Value of Shares Granted. The shares of Stock granted under this Plan shall be valued at the fair market value of the Company's common stock, as of the date of award, with fair market value determined in a manner consistent with such determination under the Company's 2008 Long-Term Incentive Plan or any successor plan thereto.
    Status of Shares. The Company may, in its sole discretion, determine whether or not to register the shares of Stock issuable under this Plan under the Securities Act of 1933, as amended (the "1933 Act"), and corresponding provisions of state law. The participants in this Plan acknowledge that, absent such registration, any shares of Stock received under this Plan shall be "restricted stock" held by an affiliate under the 1933 Act.
    Termination and Amendment. Subject to Paragraph 13 below and except as may be deemed necessary or desirable by the Company and its counsel in order to be consistent with Rule 10b5-1, this Plan may be terminated or amended, at any time, by a majority vote of all of the members of the Board of Directors at any regular or special meeting duly called and convened. In addition, the Company may suspend the award of shares under this Plan at any time and from time to time if, in the opinion of counsel to the Company, the award of shares or other operation of this Plan (a) may create liability for the Company or the recipient under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Internal Revenue Code of 1986, as amended, or (b) may be inconsistent with Rule 10b5-1.
    Governing Law. All questions pertaining to the construction, validity and effect of the provisions of the Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.
    Rules of Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference.
    Rule 10b5-1. The elections to be made and the issuance of Stock under this Plan shall be made pursuant to the requirements, and in conformity with the provisions, of Rule 10b5-1, and this Plan shall be deemed to be a plan established by the Company and the participating directors as permitted by Rule 10b5-1(c). It is in the intent of the Company, the Board of Directors and the participating directors that this Plan comply with the requirements of Rule 10b5-1(c)(i)(B) and that this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c). As of the date of the adoption of this Plan, (i) neither the Company, the Board of Directors nor any participating director is in possession of any material, non-public information with respect to the Company or any of its securities, and the Board is adopting this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 and (ii) the Company, the Board of Directors and participating directors agree not to alter or deviate from the terms of the Plan in a manner inconsistent with Rule 10b5-1 or enter into or alter a corresponding or hedging transaction or position with respect to the Stock (including, without limitation, with respect to any securities convertible or exchangeable into the common stock) during the term of this Plan.